Document must be filed electronically.
Paper documents will not be accepted.
Document processing fee $50.00
Fees & forms/cover sheets are subject to change.
To access other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.

E-Filed

Colorado Secretary of State
Date and Time: 07/10/2009 06:03 PM
ID Number: 20091369110

Document number: 20091369110
Amount Paid: $50.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is Full Throttle Indoor Kart Racing, Inc.

(The name of a corporation must contain the term or abbreviation "corporation", "incorporated", "company", "limited", "corp.", "inc.", "co." or "ltd.". See §7-90-601, C.R.S. If the corporation is a professional or special purpose corporation, other law may apply.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation's initial principal office is

Street address
90 Sylvester Place
(Street number and name)

Highlands Ranch (City) CO (State) 80129 (ZIP/Postal Code)
(Province – if applicable) United States (Country)

Mailing address
(leave blank if same as street address)
(Street number and name or Post Office Box information)

(City) (State) (ZIP/Postal Code)
(Province – if applicable) (Country)

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name
(if an individual)
Herrera (Last) Richard (First) (Middle) (Suffix)

OR

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street address
90 Sylvester Place
(Street number and name)

Highlands Ranch (City) CO (State) 80129 (ZIP/Postal Code)

Mailing address
(**leave blank** if same as street address)

____
(Street number and name or Post Office Box information)

____

_______________ CO _______________
(City) *(State)* *(ZIP/Postal Code)*

(The following statement is adopted by marking the box.)

☑ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name
(if an individual)

Herrera	Richard		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

OR

(if an entity) _______________________________

(Caution: Do not provide both an individual and an entity name.)

Mailing address

90 Sylvester Place
(Street number and name or Post Office Box information)

____

Highlands Ranch CO 80129
(City) *(State)* *(ZIP/Postal Code)*

_______________ United States
(Province – if applicable) *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

(If the following statement applies, adopt the statement by marking the box and enter the number of shares.)

☑ The corporation is authorized to issue 100,000,000 common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ Additional information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

(Caution: At least one box must be marked. Both boxes may be marked, if applicable.)

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☐ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are _______________.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Replin	Stephen		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

222 Milwaukee St.
Suite 304
(Street number and name or Post Office Box information)

Denver	CO	80206
(City)	*(State)*	*(ZIP/Postal Code)*
	United States	
(Province – if applicable)	*(Country)*	

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

Document processing fee
If document is filed on paper $125.00
If document is filed electronically **$ 25.00**
Fees & forms/cover sheets are subject to change.
To file electronically, access instructions for this form/cover sheet and other information or print copies of filed documents, visit www.sos.state.co.us and select Business Center.
Paper documents must be typewritten or machine printed.

E-Filed

Colorado Secretary of State
Date and Time: 01/15/2010 06:16 PM
ID Number: 20091369110

Document number: 20101030933
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Restated Constituent Filed Document

filed pursuant to §7-90-301, et seq. and §7-110-106 or §7-130-106 or §7-56-203 or §7-90-304.5 of the Colorado Revised Statutes (C.R.S.)

ID number: 20091369110

1. Entity name: Full Throttle Indoor Kart Racing, Inc.

2. The restated constituent filed document associated with this filing is attached.

3. *(Optional)* Delayed effective date: ____________ *(mm/dd/yyyy)*

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

4. Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

Ratner *(Last)* David *(First)* ____ *(Middle)* ____ *(Suffix)*
222 Milwaukee Street
Suite 304 *(Street name and number or Post Office Box information)*
Denver *(City)* CO *(State)* 80206 *(Postal/Zip Code)*
____ *(Province – if applicable)* United States *(Country – if not US)*

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Minutes of Meeting of the Directors of Full Throttle Indoor Kart Racing, Inc.

A Colorado Corporation
August 20, 2009

The meeting was called to order by Chair Mark Ryan at 5:30 PM on August 20, 2009. The meeting was held at South Metro Denver Chamber of Commerce, 6840 South University Blvd., Centennial, CO.

Present at the meeting were: Mark Ryan, Todd McIntyre, Lance Sedlak, Richard Herrera, Tim Cousineau, and Steve Replin.

Tim Cousineau recorded the minutes as Secretary.

Upon a motion made by Mr. Sedlak and seconded by Mr. McIntyre, it was unanimously:

RESOLVED, that the board of directors of Full Throttle Indoor Kart Racing, Inc., a Colorado corporation authorizes the President to file an amendment to the articles of incorporation to reduce the number of authorized shares from 100 million to 25 million.

There being no other business of the board the meeting was adjourned.

/Tim Cousineau/ 1/7/2010
Tim Cousineau
Director/Secretary
Full Throttle Indoor Kart Racing, Inc.